EXHIBIT 10.40

                      INTERCORPORATE SERVICES AGREEMENT

      This INTERCORPORATE SERVICES AGREEMENT (the "Agreement"), effective as of January 1, 1996, amends and supersedes that certain Intercorporate Services Agreement effective as of January 1, 1995 by and between VALHI, INC., a Delaware corporation ("Valhi"), and NL INDUSTRIES, INC., a New Jersey corporation ("NL").

                                   Recitals

            Employees and agents of Valhi and affiliates of Valhi perform management, financial and administrative functions for NL without direct compensation from NL.

            NL does not separately maintain the full internal capability to perform all necessary management, financial and administrative functions that NL requires.

            Valhi desires to have the services of certain personnel of NL and NL is willing to provide such services under the terms of this Agreement.

            The cost of maintaining the additional personnel necessary to perform the functions provided for by this Agreement would exceed the amount charged to such party that is contained in the net fee set forth in Section 4 of this Agreement and that the terms of this Agreement are no less favorable to each party than could otherwise be obtained from a third party for comparable services.

            Each party desires to continue receiving the management, financial and administrative services presently provided by the other party and its affiliates and each party is willing to continue to provide such services under the terms of this Agreement.

                                  Agreement

      For and in consideration of the mutual premises, representations and covenants herein contained, the parties hereto mutually agree as follows:

      Section Valhi Services to be Provided. Valhi agrees to make available to NL, upon request, the following services (the "Valhi Services") to be rendered by the internal staff of Valhi and affiliates of Valhi:

                  Consultation   and   assistance   in   the   development   and
      implementation   of  NL's  corporate   business   strategies,   plans  and
      objectives;

                  Consultation and assistance in management and conduct of corporate affairs and corporate governance consistent with the charter and bylaws of NL;

                  Consultation and assistance in maintenance of financial records and controls, including preparation and review of periodic financial statements and reports to be filed with public and regulatory entities and those required to be prepared for financial institutions or pursuant to indentures and credit agreements;



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                  Consultation   and  assistance  in  cash   management  and  in
      arranging financing necessary to implement the business plans of NL;

                  Consultation and assistance in tax management and administration, including, without limitation, preparation and filing of tax returns, tax reporting, examinations by government authorities and tax planning; and

                  Such other services as may be requested by NL from time to time.

      Section NL Services to be Provided. NL agrees to make available to Valhi, upon request, the following services (the "NL Services," and collectively with the Valhi Services, the "Services") to be rendered by the internal staff of NL:

                  The services of Joseph S. Compofelice to act as Executive Vice President of Valhi, which Valhi and NL agree shall involve substantially such time as has been allocated in the past and is currently being devoted;

                  The services of NL's internal audit personnel in providing consultation and assistance in performing internal audit projects as requested from time to time; and

                  Such other services as may be requested by Valhi from time to time.

      Section Miscellaneous Services. It is the intent of the parties hereto that each party to this Agreement provide (a "Providing Party") only such Services as are requested by the other party (a "Receiving Party") in connection with routine management, financial and administrative functions related to the ongoing operations of the Receiving Party and not with respect to special projects, including corporate investments, acquisitions and divestitures. The parties hereto contemplate that the Services rendered by a Providing Party in connection with the conduct of each Receiving Party's business will be on a scale compared to that existing on the effective date of this Agreement, adjusted for internal corporate growth or contraction, but not for major corporate acquisitions or divestitures, and that adjustments may be required to the terms of this Agreement in the event of such major corporate acquisitions, divestitures or special projects. Each Receiving Party will continue to bear all other costs required for outside services including, but not limited to, the outside services of attorneys, auditors, trustees, consultants, transfer agents and registrars, and it is expressly understood that each Providing Party assumes no liability for any expenses or services other than those stated in this Agreement to be provided by such party. In addition to the amounts charged to a Receiving Party for Services provided pursuant to this Agreement, such Receiving Party will pay the Providing Party the amount of out-of-pocket costs incurred by the Providing Party in rendering such Services.

      Section Net Fee for Services. Valhi agrees to pay to NL a net fee of $2,500 quarterly, commencing as of January 1, 1996, pursuant to this Agreement, which net fee includes reimbursements of $36,000 for certain NL Services provided in 1995. In addition to the net fee:

                  Valhi shall pay to NL an additional amount equal to the sum of:




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                  the  product of (x) $600,  (y) the  number of days  devoted by
            NL's internal auditors to providing NL Services described in Subsection 2(b) and (z) the number of internal auditors providing such NL Services; and

                        all related out-of-pocket expenses;

                  Valhi shall pay to NL additional amounts plus all related out-of-pocket costs, all as agreed to by the parties, for all NL Services provided under Subsection 2(c); and

                  NL shall credit or pay to Valhi additional amounts plus all related out-of-pocket costs, all as agreed to by the parties, for all Valhi Services provided under Subsection 1(f).

      Section Original Term. Subject to the provisions of Section 6 hereof, the original term of this Agreement shall be from January 1, 1996 to December 31, 1996.

      Section   Extensions.    This   Agreement   shall   be   extended   on   a
quarter-to-quarter basis after the expiration of its original term unless written notification is given by Valhi or NL thirty (30) days in advance of the first day of each successive quarter or unless it is superseded by a subsequent written agreement of the parties hereto.

      Section Limitation of Liability. In providing Services hereunder, each Providing Party shall have a duty to act, and to cause its agents to act, in a reasonably prudent manner, but no Providing Party nor any officer, director, employee or agent of such party nor or its affiliates shall be liable to a Receiving Party for any error of judgment or mistake of law or for any loss incurred by the Receiving Party in connection with the matter to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Providing Party.

      Section Indemnification. Each Receiving Party shall indemnify and hold harmless the Providing Party, its affiliates and their respective officers, directors and employees from and against any and all losses, liabilities, claims, damages, costs and expenses (including attorneys' fees and other expenses of litigation) to which such Providing Party may become subject arising out of the Services provided by such Providing Party to the Receiving Party hereunder, provided that such indemnity shall not protect any person against any liability to which such person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence on the part of such person.

      Section Further Assurances. Each of the parties will make, execute, acknowledge and deliver such other instruments and documents, and take all such other actions, as the other party may reasonably request and as may reasonably be required in order to effectuate the purposes of this Agreement and to carry out the terms hereof.

      Section Notices. All communications hereunder shall be in writing and shall be addressed, if intended for Valhi, to Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas 75240, Attention: President, or such other address as it shall have furnished to NL in



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writing,  and if intended for NL, to Two  Greenspoint  Plaza,  16825  Northchase
Drive, Suite 1200, Houston, Texas 77060, Attention: President, or such other address as it shall have furnished to Valhi in writing.

      Section Amendment and Modification. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated other than by agreement in writing signed by the parties hereto.

      Section Successor and Assigns. This Agreement shall be binding upon and inure to the benefit of Valhi and NL and their respective successors and assigns, except that neither party may assign its rights under this Agreement without the prior written consent of the other party.

      Section Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Texas.


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IN WITNESS  WHEREOF,  the parties  hereto have caused this  Agreement to be duly executed and delivered as of the date first above written.



                            VALHI, INC.




                            By: /s/ Steven L. Watson
                                Steven L. Watson
                                 Vice President



                            NL INDUSTRIES, INC.




                            By: /s/ J. Landis Martin
                                J. Landis Martin
                                 President and Chief Executive Officer



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